                                                                    Exhibit 99.1

Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com

             eLOYALTY REPORTS STRONG RESULTS FOR FOURTH QUARTER 2004
      Company posts significant year-over-year revenue gain, grows Managed
          Services revenue by 22% on a sequential basis, adds 12 new customers and increases cash balance

LAKE FOREST, IL, FEBRUARY 14, 2005 - eLoyalty Corporation(NASDAQ: ELOY), a leading enterprise CRM services and solutions company, today posted fourth quarter financial results for the period ended January 1, 2005.

For the fourth quarter of 2004, eLoyalty reported total revenue of $20.0 million, an increase of 34% over the comparable period last year. The company also announced a net loss of $1.1 million, which is favorable by $3.8 million when compared to the fourth quarter of 2003. The net loss available to common shareholders was $0.23 a share, which is an improvement of $0.66 a share compared to the fourth quarter of 2003.

In addition, as described in detail below, eLoyalty realized non-GAAP "Adjusted Earnings" measure income of $1.2 million for the fourth quarter of 2004.

eLoyalty's fourth quarter 2004 highlights include:

      - Growing Services revenue (revenue from Consulting Services and Managed Services, before Software and Reimbursed expenses) for the fifth consecutive quarter,

      - Growing Managed Services revenue 22% sequentially and increasing the percentage of our Services revenue derived from Managed Services to 29%,

      - Achieving positive Adjusted Earnings measure income for the third straight quarter,

      -     Increasing our cash balance by $1.8 million to $27.8 million,

      -     Continuing to gain momentum in our principal service lines,

      - Adding 12 new customers, bringing eLoyalty's total customer count to 80 in the fourth quarter,

      - Maintaining strong utilization of 72% in the fourth quarter, despite the typical holiday impact, and

      - Accruing $0.5 million for non-VP employee bonuses in the fourth quarter of 2004.

REVENUE AND CLIENTS

Total revenue and Services revenue in the fourth quarter of 2004 increased by 34% and 40%, respectively, compared to the fourth quarter of 2003. Fourth quarter 2004 Services revenue of $18.2 million represented an increase of 5% over third quarter 2004, driven primarily by the full quarter impact of the Interelate acquisition and organic growth in Contact Center Managed Services revenue. The following is a summary of revenue by major component:

                                 THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                 ------------------         -------------------
       (000'S)                01/01/2005    12/27/2003    01/01/2005   12/27/2003
                              ----------    ----------    ----------   ----------
REVENUE:

   Consulting services        $12,965        $10,547        $50,185     $ 48,338
   Managed services             5,275          2,444         14,905        8,241
                              -------        -------        -------     --------
SERVICES REVENUE               18,240         12,991         65,090       56,579

   Software                       773          1,054          3,153        2,198
   Reimbursed expenses          1,018            941          4,330        3,802
                              -------        -------        -------     --------
TOTAL REVENUE                 $20,031        $14,986        $72,573     $ 62,579
                              =======        =======        =======     ========

SERVICE LINES AND STRATEGIC INITIATIVES

eLoyalty continued to gain momentum in its principal service lines: Internet Protocol Contact Center (IPCC), Behavioral Analytics, Contact Center Optimization Solutions and Marketing Solutions.

Internet Protocol Contact Center fourth quarter 2004 highlights include:

      -     Signing 5 new IPCC Clients,

      - Being selected for a significant Enterprise IPCC and IP Telephony initiative at a major financial services company,

      -     Expanding our relationships with 11 existing IPCC customers, and

      - Being named a value-added reseller by ScanSoft, Inc., a partnership that also benefits our Contact Center Optimization service line.

Behavioral Analytics fourth quarter 2004 highlights include:

      - Signing a production deployment contract for a financial services company,

      - Signing an engagement to plan a deployment at another large global financial services company,

      - Being selected for enterprise-wide usage of our behavioral models by a large telecommunications company, and

      - Being selected for a pilot project by a large European insurance company.

EXPENSES AND BALANCE SHEET

eLoyalty continues to maintain a strong balance sheet, including a total cash balance of approximately $27.8 million. This compares to a cash balance of $26 million at the end of the previous quarter. The cash increase was driven primarily by strong collection activity, which reduced DSO from 61 days at the end of the third quarter 2004 to 50 days at the end of the fourth quarter 2004, and improved operating results.

ADJUSTED EARNINGS MEASURE(1)

On a non-GAAP basis, in the fourth quarter of 2004, eLoyalty realized "Adjusted Earnings" measure income of $1.2 million, which is a $0.2 million increase compared to the third quarter of 2004, and a $2.4 million improvement compared to the fourth quarter of 2003. The improvements throughout 2004 are principally driven by higher utilization of and an improved leverage model within our consulting services teams, improvement in gross margins from our traditional Managed Services business, the Interelate acquisition, as well as lower selling, general and administrative expense achieved through cost containment and improved leverage. The following table presents the calculation of the Adjusted Earnings measure for the periods presented below, including reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

                                                    THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                    ------------------              -------------------
       (000'S)                                  01/01/2005     12/27/2003        01/01/2005    12/27/2003
                                                 ----------    ----------        ----------    ----------
GAAP - OPERATING LOSS                             $(1,732)      $(4,617)          $(6,685)      $(18,139)
        Add back (reduce) the effect of:

Noncash compensation (excluding severance)            765           670             2,760          2,935

Severance and related costs                           331           948               947          2,405

Goodwill impairment                                    --           557                --            557

Depreciation and amortization expense               1,793         1,224             5,597          5,362
                                                  -------       -------           -------       --------
ADJUSTED EARNINGS MEASURE - INCOME (LOSS)         $ 1,157       $(1,218)          $ 2,619       $ (6,880)
                                                  =======       =======           =======       ========

CURRENT BUSINESS OUTLOOK

The company remains optimistic that the positive trends that have emerged over the last several quarters will continue to drive gradual improvement in eLoyalty's business results. The company's planning assumptions for the first quarter of 2005 include:

      -     Improving demand for all of the company's principal service lines,

      - Decreasing revenues at several of the company's large accounts related to the normal project and program lifecycles,

      - Increasing the amount of resold software, principally related to our IPCC service line,

      - Continuing pricing and gross margin pressure, principally for consulting services,

      -     Continuing tight control of all discretionary expenditures, and

      - Increasing cash usage, primarily due to the prepayment of annual insurance premiums, payment of the dividend on our Series B preferred stock and payment of the 2004 accrued bonuses.

---------------
(1) eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP "Adjusted Earnings" results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty's operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company's operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company's performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company's resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Given these factors, eLoyalty's current outlook for the first quarter of 2005 is as follows:

      - Achieving Services revenue in the range of $17.0 million to $18.5 million, and

      -     Adding 8 to 12 new clients.

CONFERENCE CALL INFORMATION

eLoyalty management will host a conference call at 8:30 a.m. eastern time on Tuesday, February 15th, 2005. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty's web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty's website, a replay of the conference call will also be available beginning two hours after the call is completed until February 22nd, 2005 by dialing (888) 509-0081 or, for international callers,
(416) 695-5275. There is no passcode for the replay.

ABOUT eLOYALTY

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty's broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty's methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers' requirements or preferences for the company's services (because the company's business is relationship based, substantially all of the company's customers retain the right to defer or cancel the company's engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company's reputation and financial strength to remain competitive; the company's ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty's operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty's global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty's intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty's financial results; eLoyalty's ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty's recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under "Risk Factors" in the Registration Statement on Form S-3 filed on September 24, 2002.

                              ELOYALTY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            FOR THE                       FOR THE
                                                                       THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                   -------------------------       ------------------------
                                                                   JANUARY 1,   DECEMBER 27,       JANUARY 1,    DECEMBER 27,
                                                                   -------------------------       ------------------------
                                                                       2005         2003              2005         2003
                                                                   ----------   ------------       -----------   ----------
Revenue.......................................................     $   20,031   $     14,986         $  72,573   $   62,579
Operating Expenses:
   Cost of services...........................................         14,526         12,036            53,232       48,667
   Selling, general and administrative expenses...............          5,113          4,838            19,482       23,727
   Severance and related costs................................            331            948               947        2,405
   Depreciation...............................................          1,625          1,198             5,247        5,299
   Amortization of intangibles................................            168             26               350           63
   Goodwill impairment........................................             --            557                --          557
                                                                   ----------   ------------       -----------   ----------
Total operating expenses......................................         21,763         19,603            79,258       80,718
                                                                   ----------   ------------       -----------   ----------

Operating loss................................................         (1,732)        (4,617)           (6,685)     (18,139)
Interest income (expense) and other, net......................             79             45               231          256
                                                                   ----------   ------------       -----------   ----------
Loss before income taxes......................................         (1,653)        (4,572)           (6,454)     (17,883)
Income tax (benefit) provision................................           (587)           303              (587)         388
                                                                   ----------   ------------       -----------   ----------
Net loss......................................................         (1,066)        (4,875)           (5,867)     (18,271)
Dividends related to Series B preferred stock.................           (371)          (355)           (1,499)      (1,508)
                                                                   ----------   ------------       -----------   ----------
Net loss available to common stockholders.....................     $   (1,437)  $     (5,230)      $    (7,366)  $  (19,779)
                                                                   ==========   ============       ===========   ==========

Basic net loss per common share...............................     $    (0.23)  $      (0.89)      $     (1.22)  $    (3.48)
                                                                   ==========   ============       ===========   ==========
Diluted net loss per common share.............................     $    (0.23)  $      (0.89)      $     (1.22)  $    (3.48)
                                                                   ==========   ============       ===========   ==========


Shares used to calculate basic net loss per share.............          6,133          5,858             6,027        5,689
                                                                   ==========   ============       ===========   ==========
Shares used to calculate diluted net loss per share...........          6,133          5,858             6,027        5,689
                                                                   ==========   ============       ===========   ==========

Noncash compensation included in individual line items above:
   Cost of services...........................................     $      304   $        203       $     1,063   $      834
   Selling, general and administrative expenses...............            461            467             1,697        2,101
   Severance and related costs................................             --             --               176           --
                                                                   ----------   ------------       -----------   ----------
Total noncash compensation....................................     $      765   $        670       $     2,936   $    2,935
                                                                   ==========   ============       ===========   ==========

                              eLOYALTY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
          (UNAUDITED AND IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                 JANUARY 1,       DECEMBER 27,
                                                                                    2005              2003
                                                                                ------------    --------------
                                     ASSETS:
Current Assets:
  Cash and cash equivalents..................................................   $      27,070    $      36,953
  Restricted cash............................................................             698              899
  Receivables (net of allowances of $389 and $1,493).........................          11,187            7,631
  Prepaid expenses...........................................................           2,829            1,430
  Other current assets.......................................................             578              402
                                                                                -------------    -------------
    Total current assets.....................................................          42,362           47,315
Equipment and leasehold improvements, net....................................           6,779            9,388
Goodwill.....................................................................           2,650            1,671
Intangibles, net.............................................................           1,713              262
Long-term receivables and other..............................................           1,863            1,169
                                                                                -------------    -------------
    Total assets.............................................................   $      55,367    $      59,805
                                                                                =============    =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable...........................................................   $       1,528    $       2,852
  Accrued compensation and related costs.....................................           4,165            4,580
  Unearned revenue...........................................................           4,466            1,226
  Other current liabilities..................................................           3,638            4,788
                                                                                -------------    -------------
    Total current liabilities................................................          13,797           13,446
Long-term unearned revenue...................................................             774               --
Other long-term liabilities..................................................             664            1,144
                                                                                -------------    -------------
    Total liabilities........................................................          15,235           14,590
                                                                                -------------    -------------
Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value;
  5,000,000 shares authorized and designated; 4,150,803 and 4,156,221 shares issued and outstanding with a liquidation preference of $21,910
  and $21,922 at January 1, 2005 and December 27, 2003, respectively.........          21,169           21,197

Stockholders' Equity:
  Preferred stock, $0.01 par value; 35,000,000 shares authorized;
        none issued and outstanding..........................................              --               --
  Common stock, $0.01 par value; 50,000,000 shares authorized;
        7,407,065 and 6,919,599 shares issued and outstanding, respectively..              74               69
  Additional paid-in capital.................................................         150,659          149,140
  Accumulated deficit........................................................        (121,032)        (115,165)
  Accumulated other comprehensive loss.......................................          (3,451)          (3,832)
  Unearned compensation......................................................          (7,287)          (6,194)
                                                                                -------------    -------------
    Total stockholders' equity...............................................          18,963           24,018
                                                                                -------------    -------------
    Total liabilities and stockholders' equity...............................   $      55,367    $      59,805
                                                                                =============    =============

                              eLOYALTY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (UNAUDITED AND IN THOUSANDS)

                                                                                                        FOR THE
                                                                                                  TWELVE MONTHS ENDED
                                                                                              --------------------------
                                                                                               JANUARY 1,    DECEMBER 27,
                                                                                                 2005           2003
                                                                                              ------------   -----------
Cash Flows from Operating Activities:
   Net loss.............................................................................      $    (5,867)   $   (18,271)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation, amortization and noncash compensation...............................            8,357          8,297
      Goodwill impairment...............................................................               --            557
   Changes in assets and liabilities, net of effect of acquisition:
      Receivables.......................................................................           (2,395)         3,915
      Prepaids and other current assets.................................................           (1,379)          (136)
      Accounts payable..................................................................           (1,409)         1,147
      Accrued compensation and related costs............................................           (1,271)        (1,849)
      Unearned revenue..................................................................            3,773            202
      Other liabilities.................................................................           (2,141)        (3,457)
      Long-term receivables and other...................................................             (598)            31
                                                                                              -----------    -----------
         Net cash used in operating activities..........................................           (2,930)        (9,564)
                                                                                              -----------    -----------
Cash Flows from Investing Activities:
   Interelate acquisition...............................................................           (5,587)            --
   Capital expenditures and other.......................................................             (475)        (1,209)
                                                                                              -----------    -----------
         Net cash used in investing activities..........................................           (6,062)        (1,209)
                                                                                              -----------    ------------
Cash Flows from Financing Activities:
   Proceeds from revolving credit agreement.............................................               --         25,800
   Repayments on revolving credit agreement.............................................               --        (34,400)
   Decrease in restricted cash..........................................................              201          8,680
   Payment of Series B dividends........................................................           (1,483)        (1,543)
   Proceeds from exercise of stock options..............................................                1             --
                                                                                              -----------    -----------
         Net cash used in financing activities..........................................           (1,281)        (1,463)
                                                                                              -----------    -----------
Effect of exchange rate changes on cash and cash equivalents............................              390            310
                                                                                              -----------    -----------
Decrease in cash and cash equivalents...................................................           (9,883)       (11,926)
Cash and cash equivalents, beginning of period..........................................           36,953         48,879
                                                                                              -----------    -----------
Cash and cash equivalents, end of period................................................      $    27,070    $    36,953
                                                                                              ===========    ===========
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest..................................................................      $        --    $       (88)
Cash refunded (paid) for income taxes, net..............................................      $        10    $       227